Special Servicer Acknowledgment and Assumption

May 5, 2023

To the Parties Set Forth on Schedule I, attached hereto

Re: Special Servicer Acknowledgment and Assumption: Pooling and Servicing Agreement dated as of December 1, 2018 for the Citigroup Commercial Mortgage Trust 2018-C6, Commercial Mortgage Pass-Through Certificates, Series 2018-C6

Dear Sir or Madam:

Reference is made to the (i) Pooling and Servicing Agreement, dated as of December 1, 2018, among Citigroup Commercial Mortgage Securities Inc., as Depositor, Wells Fargo Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer, Park Bridge Lender Services LLC, as Operating Advisor, Park Bridge Lender Services LLC, as Asset Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee (the “PSA”) and (ii) the Co-Lender Agreement, dated as of November 28, 2018, by and between Citi Real Estate Funding Inc., in its capacities as Initial Note A-1 Holder and Initial Note A-2 Holder (the “Co-Lender Agreement”). Capitalized terms used herein but undefined have the meanings given to them in the PSA and Co-Lender Agreement.

Pursuant to Sections 6.08 and 7.02 of the PSA and Section 7 of the Co-Lender Agreement, K-Star Asset Management LLC (“K-Star”) hereby agrees with all the other parties to the PSA that K-Star shall serve as the Special Servicer under, and as defined in the PSA with regard to the Serviced Loans (with the exception of the Holiday Inn FiDi Mortgage Loan). K-Star hereby acknowledges and agrees that, as of May 5, 2023 (the “Effective Date”), it is and shall be a party to the PSA and bound thereby to the full extent indicated therein in the capacity of the Special Servicer with respect to the Serviced Loans (with the exception of the Holiday Inn FiDi Mortgage Loan), but shall have no liability with respect to any act or omission of any predecessor Special Servicer. K-Star hereby accepts all responsibilities, duties and liabilities of the Special Servicer and assumes the due and punctual performance and observance of each covenant and condition to be performed or observed by the Special Servicer under the PSA from and after the Effective Date, except as to the Holiday Inn FiDi Mortgage Loan. K-Star’s address for notices pursuant to Section 12.04 of the PSA is as follows:

K-Star Asset Management LLC

5949 Sherry Lane, Suite 950

Dallas, Texas 75225

Attention: Lindsey Wright

Email: Lindsey.Wright@KKR.com

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As of the Effective Date, K-Star hereby:

(a) makes the representations and warranties provided for in Section 2.06 of the PSA mutatis mutandis with all references to “Agreement” in Section 2.06 of the PSA to include this Special Servicer Acknowledgment and Assumption (“Acknowledgment”) in addition to the PSA, except that it (i) is a Delaware limited liability company, and (ii) has executed this Acknowledgment in lieu of execution and delivery of the PSA per Section 2.06(a)(ii); and

(b) certifies that it satisfies all related qualifications set forth in the Co-Lender Agreement relating to the Serviced Companion Loans; and

(c) represents and warrants that, as of the Effective Date, it satisfies all of the eligibility requirements applicable to the Special Servicer set forth in the PSA and the Co-Lender Agreement and that all preconditions to the appointment of K-Star as Special Servicer have been satisfied.

For the sake of clarity, it is understood and agreed that the Non-Serviced Mortgage Loans and the Holiday Inn FiDi Mortgage Loan are not covered by this Acknowledgment as (1) such Non-Serviced Mortgage Loans are not serviced under the PSA and (2) the Holiday Inn FiDi Mortgage Loan is not included in this transfer, and accordingly special servicing of those Non-Serviced Mortgage Loans and the Holiday Inn FiDi Main Mortgage Loan is not transferring to K-Star.

[SIGNATURE PAGE FOLLOWS]

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K-STAR ASSET MANAGEMENT LLC, a Delaware limited liability company

By: /s/ Lindsey Wright

Name: Lindsey Wright

Title: President and Chief Executive Officer

[Signature Page to CGCMT 2018-C6 Acknowledgment and Assumption Agreement]

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Schedule I

Depositor:

Citigroup Commercial Mortgage Securities Inc.

388 Greenwich Street, 6th Floor
New York, New York 10013
Attention: Richard Simpson
Fax number: (646) 328-2943

with a copy to:

Citigroup Commercial Mortgage Securities Inc.

390 Greenwich Street, 5th Floor
New York, New York 10013
Attention: Raul Orozco
Fax number: (347) 394-0898

with a copy to:

Citigroup Commercial Mortgage Securities Inc.

388 Greenwich Street, 17th Floor
New York, New York 10013
Attention: Ryan M. O’Connor
Fax number: (646) 862-8988

with electronic copies e-mailed to:

Richard Simpson at richard.simpson@citi.com and
Ryan M. O’Connor at ryan.m.oconnor@citi.com

Master Servicer:

Wells Fargo Bank, National Association,
Commercial Mortgage Servicing,
Three Wells Fargo,
401 South Tryon Street, 8th Floor
MAC D1050-084
Charlotte, North Carolina 28202
Attention: CGCMT 2018-C6 Asset Manager

Fax number: (704) 715-0036
Email: commercial.servicing@wellsfargo.com

with a copy to:

Wells Fargo Bank, National Association
Legal Department
301 South College Street, TW-30, D1053-300
Charlotte, North Carolina 28202-6000
Attention: Commercial Mortgage Servicing Legal Support

Fax number: (704) 383-3663

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with a copy to:

K&L Gates LLP

300 South Tryon Street, Suite 1000

Charlotte, North Carolina 28202

Attention: Stacy G. Ackermann

Special Servicer:

Midland Loan Services, a Division of PNC Bank, National Association
10851 Mastin Street, Suite 700
Overland Park, Kansas 66210
Attention: Executive Vice President – Division Head
Fax number: 1-888-706-3565

Email: NoticeAdmin@midlandls.com

with a copy to:

Stinson Leonard Street LLP
1201 Walnut Street, Suite 2900
Kansas City, Missouri 64106-2150

Attention: Kenda K. Tomes
Fax number: (816) 412-9338

Certificate Administrator:

Citibank, N.A.
388 Greenwich Street
New York, New York 10013
Attention: Citibank Agency & Trust - CGCMT 2018-C6

Fax number: (212) 816-5527

Email: ratingagencynotice@citi.com

Trustee:

Wilmington Trust, National Association
1100 North Market Street
Wilmington, Delaware 19890
Attention: CMBS Trustee – CGCMT 2018-C6

Fax number: (302) 636-4140
Email: cmbstrustee@wilmingtontrust.com

Operating Advisor and Asset Representations Reviewer:

Park Bridge Lender Services LLC
600 Third Avenue, 40th floor
New York, New York 10016
Attention: CGCMT 2018-C6 – Surveillance Manager

with copies sent contemporaneously via email to
cmbs.notices@parkbridgefinancial.com

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BMARK 2018-B7 – Other Depositor

Deutsche Mortgage & Asset Receiving Corporation
1 Columbus Circle
New York, New York 10019
Attention: Lainie Kaye

with a copy via email to:
cmbs.requests@db.com

with a copy to:

Cadwalader, Wickersham & Taft LLP
200 Liberty Street
New York, New York 10281
Attention: Anna H. Glick

BMARK 2018-B7- Other Master Servicer

KeyBank National Association
11501 Outlook Street, Suite 300
Overland Park, Kansas 66211
Attention: Michael Tilden
Facsimile: (877) 379-1625
Email: michael_a_tilden@keybank.com

with a copy to:

Polsinelli
900 West 48th Place, Suite 900
Kansas City, Missouri 64112
Attention: Kraig Kohring
Facsimile: (816) 753-1536
Email: kkohring@polsinelli.com

BMARK 2018-B7 – Other Special Servicer

LNR Partners, LLC
1601 Washington Avenue, Suite 700
Miami Beach, Florida 33139
Attention: Heather Bennett and Job Warshaw

with a copy to:
Email: hbennett@lnrpartners.com, jwarshaw@lnrpartners.com and lnr.cmbs.notices@lnrproperty.com

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BMARK 2018-B7 – Other Trustee and Certificate Administrator

Wells Fargo Bank, National Association,

c/o Computershare Trust Company, National Association, as Agent
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: Corporate Trust Services (CMBS) – BMARK 2018-B7

with copies to:

cts.cmbs.bond.admin@wellsfargo.com; and

trustadministrationgroup@wellfargo.com.

BMARK 2018-B7 – Other Custodian

Wells Fargo Bank, N.A. Document Custody Group
1055 10th Avenue SE
Minneapolis, Minnesota 55414
Attention: BMARK 2018-B7 – Document Custody Group
Email: CMBSCustody@wellsfargo.com.

BMARK 2018-B7 - Other Operating Advisor and Asset Representations Reviewer

Park Bridge Lender Services LLC
600 Third Avenue, 40th Floor
New York, New York 10016
Attention: BMARK 2018-B7 – Surveillance Manager
with a copy sent contemporaneously via email to:
cmbs.notices@parkbridgefinancial.com

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